UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported): December 15, 2004
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                               JOHNSON & JOHNSON
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            (Exact Name of Registrant as Specified in Its Charter)

                                  NEW JERSEY
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                (State or Other Jurisdiction of Incorporation)

         001-03215                                     22-1024240
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 (Commission File Number)                   (IRS Employer Identification No.)


         One Johnson & Johnson Plaza
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          New Brunswick, New Jersey                                 08933
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(Address of Principal Executive Offices)                          (Zip Code)

                                (732) 524-0400
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             (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

          On December 15, 2004, Johnson & Johnson and Guidant Corporation ("Guidant") entered into an Agreement and Plan of Merger (the "Merger Agreement"). Concurrently, Johnson & Johnson and Guidant entered into letter agreements with certain executive officers of Guidant modifying each such individual's rights and obligations under Guidant's Change In Control Severance Pay Plan for Select Employees.

          MERGER AGREEMENT

          The Merger Agreement provides for a business combination whereby Shelby Merger Sub, Inc. ("Merger Sub"), an Indiana corporation and a wholly owned subsidiary of Johnson & Johnson, will merge with and into Guidant (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub will cease and Guidant will continue as the surviving corporation in the Merger.

          At the effective time of the Merger, each share of Guidant common stock (other than shares owned by Guidant, Johnson & Johnson and Merger Sub) will be converted into the right to receive a combination of (i) $30.40 in cash and (ii) a number of shares of Johnson & Johnson common stock with a value, based upon the volume weighted average trading prices of Johnson & Johnson common stock for the 15 trading days ending 3 trading days prior to the closing, of $45.60, so long as the volume weighted average trading price per share of Johnson & Johnson's common stock during this period is within the range of $55.45 to $67.09. Outside of this range, each share of Guidant common stock will be converted into the right to receive a combination of (i) $30.40 in cash and (ii) a fixed number of shares of Johnson & Johnson common stock equal to 0.6797 if the volume weighted average trading price is above the range and 0.8224 if the volume weighted average trading price is below the range. Outstanding Guidant stock options at the time of the closing will be converted into options to purchase Johnson & Johnson common stock.

         The Merger is subject to the approval of Guidant shareholders. In addition, the Merger is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act and the European Union merger control regulation, as well as other customary closing conditions.

         Johnson & Johnson and Guidant have made customary representations, warranties and covenants in the Merger Agreement, including Guidant making covenants not to solicit alternative transactions or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction.

         The Merger Agreement contains certain termination rights for both Johnson & Johnson and Guidant, and further provides that, upon termination of the Merger Agreement under certain circumstances, (i) Guidant may be obligated to pay


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Johnson & Johnson a termination fee of $750 million and (ii) Johnson & Johnson may be obligated to pay Guidant a termination fee of $700 million.

          A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

          CHANGE IN CONTROL LETTER AGREEMENTS

          In connection with the execution of the Merger Agreement, on December 15, 2004, Johnson & Johnson and Guidant entered into letter agreements with Mark C. Bartell, Ronald Spaulding, Roger Marchetti, William F. McConnell, R. Frederick McCoy, Jr. and Dana G. Mead, Jr. (each of whom is an executive officer of Guidant) (the "Letter Agreements") modifying each such employee's rights and obligations under Guidant's Change In Control Severance Pay Plan for Select Employees (the "Plan").

          The Letter Agreements modify the Plan definitions as follows: (i) the definition of "Change in Control" is amended to exclude from the definition the execution of a definitive agreement to consummate certain types of business transactions and to exclude from the definition the adoption by Guidant's board of directors of a resolution to the effect that a Change in Control has occurred, and the definition is further modified to provided that a Change in Control will occur upon consummation of certain business transactions rather than upon shareholder approval of such transactions; (ii) the definition of "Covered Termination" is modified to eliminate the employee's ability to receive Plan benefits upon a voluntary termination of employment for any reason (i.e., without "Good Reason") during the thirty-day period beginning on the first anniversary of the Merger; (iii) the definition of "Good Reason" is modified generally to limit the circumstances that will constitute Good Reason for termination of employment; and (iv) the definition of "Cause" is modified generally to expand the circumstances that constitute Cause for termination of employment.

          Under the terms of each of the Letter Agreements, if the individual remains in continuous employment with Guidant through the expiration of the two-year period immediately following consummation of the Merger (the "Second Anniversary"), he will receive a bonus in an amount equal to fifty percent of the cash severance payment that otherwise would have been payable in accordance with the terms of the Plan had a covered termination of employment occurred immediately following consummation of the Merger (the "First Retention Bonus"). If the individual remains in continuous employment with Guidant following the Second Anniversary through the expiration of the three-year period immediately following consummation of the Merger (the "Third Anniversary") he will receive an additional bonus in an amount equal to the First Retention Bonus (the "Second Retention Bonus"). In addition, if during the period commencing immediately following the Second Anniversary and ending on the Third Anniversary, the individual is involuntarily terminated by Guidant other than for Cause (as such term is defined in the Plan, as modified by the Letter Agreement), the individual will be entitled to receive the Second Retention Bonus following termination, plus the

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non-cash benefits that would have been otherwise payable pursuant to the Plan had such termination occurred during the two-year period immediately following consummation of the Merger. Payment of the First and Second Retention Bonuses is contingent upon execution of a general waiver and release of claims.

          The Letter Agreements do not alter the provisions of the Plan that provide benefits upon a Covered Termination (subject to the modifications of certain definitions under the Plan as described above) before the Second Anniversary of the Merger. The Letter Agreements also provide that, if payment of the First or Second Retention Bonus results in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the provisions of the Plan providing for certain additional payments in respect of such taxes will apply.

          Pursuant to the Letter Agreements, Guidant also agrees not to terminate the individuals other than for Cause (as such term is defined in the Plan, as modified by the Letter Agreements), except if such termination is effectuated prior to consummation of the Merger in connection with a specified divestiture of assets. In addition, individuals who are parties to the Letter Agreements are not permitted to terminate their employment for Good Reason (as such term is defined in the Plan, as modified by the Letter Agreements) during the period prior to consummation of the Merger.

          A copy of the form of Letter Agreement is attached hereto as Exhibit
10.1 and is incorporated herein by reference. The foregoing description of the Letter Agreements is qualified in its entirety by reference to the full text of the form of Letter Agreement.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

          (c)

Exhibit No.    Description
-----------    -----------

   2.1 Agreement and Plan of Merger, dated as of December 15, 2004, among Johnson & Johnson, Shelby Merger Sub, Inc. and Guidant Corporation

  10.1 Form of Letter Agreement Modifying Guidant Corporation's Change In Control Severance Pay Plan for Select Employees, dated as of December 15, 2004

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      JOHNSON & JOHNSON


Dated: December 20, 2004              By:  /s/ Michael H. Ullmann
                                           -------------------------------
                                      Name:  Michael H. Ullmann
                                      Title: Corporate Secretary

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                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

   2.1 Agreement and Plan of Merger, dated as of December 15, 2004, among Johnson & Johnson, Shelby Merger Sub, Inc. and Guidant Corporation

  10.1 Form of Letter Agreement Modifying Guidant Corporation's Change In Control Severance Pay Plan for Select Employees, dated as of December 15, 2004


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